Exhibit 10.7

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT is entered into this 31st day of October, 2017, between CNO Services, LLC (the “Company”) and Christopher J. Nickele (“Executive”).

Recitals

A.The Company and Executive entered into an Amended and Restated Employment Agreement dated as of December 18, 2014 and an Amendment to Employment Agreement dated as of August 17, 2017 (collectively, the “Agreement”).

B.The Company and Executive desire to further amend the Agreement to extend its Term (as defined in the Agreement) and to make the other changes set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged:

1.
Section 2 of the Agreement is hereby amended solely to change the ending date of the Term from October 31, 2017 to October 31, 2018. All other provisions of Section 2 of the Agreement shall remain unchanged.

2.	Section 5(b) of the Agreement is hereby amended solely to change “2017 bonus” in the penultimate sentence to “2018 bonus.” All other provisions of Section 5(b) of the Agreement shall remain unchanged.

3.	All provisions of the Agreement not amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of the date first above written.

CNO SERVICES, LLC

By:	/s/ Gary C. Bhojwani
Gary C. Bhojwani
President

/s/ Christopher J. Nickele
Christopher J. Nickele